EXHIBIT 10.1
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                                                              FINAL
                                                           2/3/2004




    SETTLEMENT AGREEMENT BY AND AMONG ARVIDA/JMB PARTNERS, L.P. AND

     LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NOS. ONE, TWO,

 THREE, FOUR, FIVE, SIX, SEVEN AND NINE MAINTENANCE ASSOCIATIONS, INC.

               ON BEHALF OF THEMSELVES AND THEIR MEMBERS






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                           TABLE OF CONTENTS
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RECITALS    . . . . . . . . . . . . . . . . . . . . . . . . . .    1

AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . .    1

1.    Incorporation of Recitals . . . . . . . . . . . . . . . .    1

2.    Definitions . . . . . . . . . . . . . . . . . . . . . . .    1
      2.1. "Affiliate". . . . . . . . . . . . . . . . . . . . .    1
      2.2. "Amended Complaint". . . . . . . . . . . . . . . . .    2
      2.3. "Association" and "Associations" . . . . . . . . . .    2
      2.4. "Association No. 8". . . . . . . . . . . . . . . . .    2
      2.5. "Claims" . . . . . . . . . . . . . . . . . . . . . .    2
      2.6. "Class Notice" . . . . . . . . . . . . . . . . . . .    3
      2.7. "Closing Date" . . . . . . . . . . . . . . . . . . .    3
      2.8. "Condominium Unit" . . . . . . . . . . . . . . . . .    4
      2.9. "Court". . . . . . . . . . . . . . . . . . . . . . .    4
      2.10."Deficiency Notices" . . . . . . . . . . . . . . . .    4
      2.11."Disney" . . . . . . . . . . . . . . . . . . . . . .    4
      2.12."Disney Indemnity Units" . . . . . . . . . . . . . .    4
      2.13."Effective Final Judgment Date". . . . . . . . . . .    4
      2.14."Final Judgment" . . . . . . . . . . . . . . . . . .    4
      2.15."Indemnification Agreement" and
           "Indemnification Agreements" . . . . . . . . . . . .    5
      2.16."Lawsuit". . . . . . . . . . . . . . . . . . . . . .    5
      2.17."Mutual General Release" . . . . . . . . . . . . . .    5
      2.18."Notice of Settlement" and
           "Notices of Settlement". . . . . . . . . . . . . . .    5
      2.19."Party" and "Parties". . . . . . . . . . . . . . . .    6
      2.20."Person" . . . . . . . . . . . . . . . . . . . . . .    6
      2.21."Preliminary Approval Date". . . . . . . . . . . . .    6
      2.22."Preliminary Approval Order" . . . . . . . . . . . .    6
      2.23."Related Agreement". . . . . . . . . . . . . . . . .    6
      2.24."Related Party". . . . . . . . . . . . . . . . . . .    6
      2.25."Released Claim" and "Released Claims" . . . . . . .    6
      2.26."Remedial Plans" . . . . . . . . . . . . . . . . . .    6
      2.27."Settlement" . . . . . . . . . . . . . . . . . . . .    6
      2.28."Settlement Amount". . . . . . . . . . . . . . . . .    6
      2.29."Settlement Class" . . . . . . . . . . . . . . . . .    6
      2.30."Settlement Class Counsel" . . . . . . . . . . . . .    7
      2.31."Settlement Class Members" . . . . . . . . . . . . .    7
      2.32."Settlement Requirements". . . . . . . . . . . . . .    7
      2.33."Subrogation Claim". . . . . . . . . . . . . . . . .    7
      2.34."Village Homes". . . . . . . . . . . . . . . . . . .    7

3.    Procedures for Approval of Settlement . . . . . . . . . .    7
      3.1. Joint Motion For Approval Of The Settlement. . . . .    7
      3.2. Class Notice . . . . . . . . . . . . . . . . . . . .    7
      3.3. Provisions Of The Preliminary Order. . . . . . . . .    8
      3.4. Settlement Class Counsel's Opinion
           on the Settlement. . . . . . . . . . . . . . . . . .    8
      3.5. Approval Of Final Judgment . . . . . . . . . . . . .    8
      3.6. Objections . . . . . . . . . . . . . . . . . . . . .    8

4.    Procedure Following Entry of Final Judgment . . . . . . .    9
      4.1. List of Owners . . . . . . . . . . . . . . . . . . .    9
      4.2. Execution and Exchange of Mutual General Release . .    9
      4.3. Delivery of Indemnification Agreements;
           Certificates of Insurance. . . . . . . . . . . . . .    9
      4.4. Delivery of Notices of Settlement: Recordation . . .    9
      4.5. Payment by Arvida/JMB. . . . . . . . . . . . . . . .    9

5.    Cooperation Before and After the Closing Date . . . . . .   10


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6.    Claims Against Disney and its Affiliates. . . . . . . . .   10

7.    Disclosure of Settlement. . . . . . . . . . . . . . . . .   10

8.    Meeting on Closing Date . . . . . . . . . . . . . . . . .   10
      8.1. Arvida/JMB Obligations on Closing Date . . . . . . .   10
      8.2. Obligations of the Settlement Class on Closing Date.   11

9.    Settlement Class Members' Representations, Warranties
      and Covenants . . . . . . . . . . . . . . . . . . . . . .   12
      9.1. Corporate Standing . . . . . . . . . . . . . . . . .   12
      9.2. Authority and Enforceability . . . . . . . . . . . .   12
      9.3. No Other Claims. . . . . . . . . . . . . . . . . . .   13
      9.4. Subrogation. . . . . . . . . . . . . . . . . . . . .   13
      9.5. Remediation Schedule . . . . . . . . . . . . . . . .   13
      9.6. Insurance. . . . . . . . . . . . . . . . . . . . . .   13
      9.7. Accuracy of Lists of Owners. . . . . . . . . . . . .   13
      9.8. Covenant to Not Oppose Remedial Plans by
           Association No. 8. . . . . . . . . . . . . . . . . .   13
      9.9. Bankruptcy of the Associations . . . . . . . . . . .   13

10.   Joint Representation, Warranty and Covenant
      of the Settlement Class and Settlement Class Counsel
      Regarding Attorneys' and Experts' Fees and Expenses . . .   14

11.   Settlement Class Counsel's Representation, Warranty
      and Covenant Regarding Association No. 8. . . . . . . . .   14

12.   Arvida/JMB's Representations. . . . . . . . . . . . . . .   14
      12.1.Partnership Standing . . . . . . . . . . . . . . . .   14
      12.2.Authority and Enforceability . . . . . . . . . . . .   14
      12.3.No Other Claims. . . . . . . . . . . . . . . . . . .   14
      12.4.Bankruptcy of Arvida/JMB . . . . . . . . . . . . . .   14
      12.5.Financial Ability to Pay Settlement Amount . . . . .   14

13.   Accuracy and Survival of Representations, Warranties
      and Covenants . . . . . . . . . . . . . . . . . . . . . .   14

14.   Governing Laws. . . . . . . . . . . . . . . . . . . . . .   15

15.   Retaining Jurisdiction. . . . . . . . . . . . . . . . . .   15

16.   Time of Essence . . . . . . . . . . . . . . . . . . . . .   15

17.   Assignment of Settlement Agreement and
      Related Agreements. . . . . . . . . . . . . . . . . . . .   15

18.   Termination . . . . . . . . . . . . . . . . . . . . . . .   15

19.   No Admission of Liability . . . . . . . . . . . . . . . .   15

20.   Use of the Settlement Agreement . . . . . . . . . . . . .   16

21.   Drafting of Agreements. . . . . . . . . . . . . . . . . .   16

22.   Entire Agreement. . . . . . . . . . . . . . . . . . . . .   16

23.   Independent Judgment. . . . . . . . . . . . . . . . . . .   16

24.   Binding Agreement . . . . . . . . . . . . . . . . . . . .   16

25.   Headings. . . . . . . . . . . . . . . . . . . . . . . . .   16

26.   Notices . . . . . . . . . . . . . . . . . . . . . . . . .   16

27.   Counterparts. . . . . . . . . . . . . . . . . . . . . . .   17

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28.   Further Assurances. . . . . . . . . . . . . . . . . . . .   17

29.   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .   17

30.   Prevailing Party Attorneys' Fees and Costs. . . . . . . .   17

31.   Limitation of Liability . . . . . . . . . . . . . . . . .   18

32.   Survivability . . . . . . . . . . . . . . . . . . . . . .   18

33.   Provisions Severable. . . . . . . . . . . . . . . . . . .   18

34.   Certain Rules of Construction . . . . . . . . . . . . . .   18



                               EXHIBITS

1.    Disney Indemnity Units

2.    Copy of a Deficiency Notice

3.    Form of Final Judgment

4.    Form of Indemnification Agreement

5.    Form of Mutual General Release

6.    Form of Notice of Settlement

7.    Form of Preliminary Approval Order

8.    Legal Description of "Village Homes" in Miami-Dade County, Florida


































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     This agreement to settle (including all Exhibits hereto, "Settlement
Agreement") all Claims of the Settlement Class Members (collectively, hereinafter sometimes referred to as "Plaintiffs") is entered into as of February 3, 2004 by and among the Plaintiffs and Arvida/JMB Partners, L.P., a Delaware limited partnership d/b/a Arvida/JMB Partners, Ltd. ("Arvida/JMB") (together, the Settlement Class Members and Arvida/JMB are referred to herein as "the Parties" or individually as a "Party"), and is binding upon the Parties upon execution. Capitalized terms used in this Settlement Agreement but not otherwise defined have the definitions given or referred to in paragraph 2.


                               RECITALS

     WHEREAS, the Settlement Class Members and Lakes of the Meadow Village Homes Condominium No. Eight Maintenance Association, Inc. ("Association
No. 8") have filed an Amended Complaint (the "Amended Complaint") in the Lawsuit pursuant to Fla. R. Civ. P. 1.221 and Fla. Stat. 718.111(3) against Arvida/JMB and Disney alleging damages as a result of certain alleged construction defects in the Village Homes;

     WHEREAS, Arvida/JMB has denied and continues to deny any liability to the Settlement Class Members and Association No. 8 and, further, has represented that Arvida/JMB has made and will continue to pursue Claims against Disney and one or more of its Affiliates with respect to Settlement Class Members' Condominium Units in the Village Homes for which construction was commenced before September 10, 1987 and that were sold on or after that date;

     WHEREAS, the Settlement Class Members have represented that they will continue to pursue their Claims against Disney;

     WHEREAS, Arvida/JMB and the Settlement Class Members now wish to settle and release their differences and Claims on the terms and conditions set forth herein without any Party admitting or denying liability to the other; and

     WHEREAS, the Parties do not intend to do anything herein that would jeopardize any Party's Claims with respect to Disney and its Affiliates.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties agree as follows:


                               AGREEMENT

     1.    INCORPORATION OF RECITALS

     The foregoing recitals are true and correct and made part of this Settlement Agreement.

     2.    DEFINITIONS

     For purposes of this Settlement Agreement, the following terms have the meanings specified or referred to in this paragraph 2:

           2.1. "AFFILIATE". "Affiliate" of a specified Person means (i) a past, present or future director, trustee, officer, employee, member, partner, shareholder or subsidiary of the specified Person;
     (ii) a Person which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by, the specified Person; (iii) any Person that, directly or indirectly, has a substantial beneficial interest in the specified Person or in which the specified Person has a substantial beneficial interest; (iv) any Person that is a past, present or future director, trustee, officer, employee, member, partner, shareholder or subsidiary of any of the foregoing; (v) any insurer of the specified



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     Person, and/or (vi) any relative or spouse of the specified Person.
     For the purposes of this definition and the definition of "Related Party", "control" of a specified Person (including the correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person, whether through ownership of voting securities, the ability to appoint one or more of an entity's trustees, directors or persons in a similar capacity, by contract or otherwise. Notwithstanding anything to the contrary contained herein or in any Related Agreement, Disney and its Affiliates shall not be deemed to be "Affiliates" of Arvida/JMB and its Affiliates, and vice versa.

           2.2. "AMENDED COMPLAINT". "Amended Complaint" has the meaning ascribed to that term in the Recitals to this Settlement Agreement.


           2.3. "ASSOCIATION" AND "ASSOCIATIONS". "Association" or "Associations" means any one or all of Lakes of the Meadow Village Homes Condominium No. One Maintenance Association, Inc.; Lakes of the Meadow Village Homes Condominium No. Two Maintenance Association, Inc.; Lakes of the Meadow Village Homes Condominium No. Three Maintenance Association, Inc.; Lakes of the Meadow Village Homes Condominium No. Four Maintenance Association, Inc.; Lakes of the Meadow Village Homes Condominium No. Five Maintenance Association, Inc.; Lakes of the Meadow Village Homes Condominium No. Six Maintenance Association, Inc.; Lakes of the Meadow Village Homes Condominium No. Seven Maintenance Association, Inc.; and Lakes of the Meadow Village Homes Condominium No. Nine Maintenance Association, Inc. Any particular Association is herein referred to as "Association No. ___ ," so that, by way of example, Lakes of the Meadow Village Homes Condominium No. 9 Maintenance Association, Inc., is referred to herein as "Association No. 9."

           2.4. "ASSOCIATION NO. 8". "Association No. 8" has the meaning ascribed to that term in the Recitals to this Settlement Agreement. Association No. 8 is not a party to this Settlement Agreement.

           2.5. "CLAIMS". "Claims" means (a) all manner of action and actions, cause and causes of action, (b) claims, liabilities or obligations of every kind and nature, in law or equity, by statute or otherwise, suits, debts, dues, sums of money, accounts, indemnities, guarantees, warranties, reckonings, bonds, bills, covenants, contracts, controversies, agreements and promises, and (c) damages (including, without limitation, damages to wood accessories, trimmings and treatments, porches, columns, railings, stairs, facia boards, trusses, walls, tiles, carpets, lamps, personal belongings, roofs and other areas of the Condominium Units in the Village Homes), judgments, executions, losses, costs or expenses of every kind and nature (including, without limitation, costs to remediate, replace or complete, storage and handling expenses, alternative living expenses, expenses for loss of use or enjoyment or for inconvenience, loss of value and loss of financing or refinancing opportunity), compensation and rights of subrogation, contribution, indemnification or reimbursement, now accrued or hereafter to accrue (whether known or unknown, anticipated or unanticipated, suspected or unsuspected, direct, indirect, consequential, fixed, vested or contingent, asserted or unasserted), which a Party had, now has, or may in the future have arising out of or relating to the following: (i) any of the subject matters of the Lawsuit (including, without limitation, the design and/or construction of the Condominium Units in the Village Homes, including latent defects or other damage of every kind and nature to such Condominium Units arising out of the actions or omissions of Arvida/JMB, its Affiliates or any architects, engineers






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     or subcontractors engaged at any time by or on behalf of Arvida/JMB or any of its Affiliates); (ii) any order or action of the Miami-Dade County, Florida Unsafe Structures Board and/or any authority with jurisdiction to review orders or actions of that Board with respect to any of the Settlement Class Members' property or the Village Homes, or any action or order of any other governing body with jurisdiction over such property or the Village Homes, whether any such order or action has already been issued or undertaken or occurs in the future; (iii) any remediation, alteration or construction related or design-related activities undertaken in regard to the Condominium Units in the Village Homes, whether undertaken by or on behalf of Arvida/JMB, any of its Affiliates, any architects, engineers or subcontractors engaged at any time by or on behalf of Arvida/JMB or any of its Affiliates, or by any of the Settlement Class Members or any other Person, and whether already undertaken or occurring in the future; (iv) the failure of any Settlement Class Members or any other condominium association or condominium owners in the Village Homes to undertake appropriate and/or timely remediation or alterations to cure all construction and design defects of every kind and nature (including, without limitation, latent defects) of, and all other damage to, their Condominium Units in the Village Homes; or (v) the past, present or future governance, operation, maintenance or administration of any of the Associations, any other Village Homes condominium association, or any of their respective affairs or property, including, without limitation, the application of the settlement payment made by Arvida/JMB to the Settlement Class pursuant to this Settlement Agreement; provided, however, that the Claims of a Party do not include the obligations and duties of any other Party under this Settlement Agreement, the Mutual General Release or any other Related Agreement. Without limiting the generality of the foregoing, the "Claims" of a Party or Parties include claims or demands for consequential damages, special damages, punitive damages, prejudgment interest, attorneys' fees and expenses, experts' fees and expenses, consulting fees and expenses, any losses, costs, expenses, fines or other obligations assessed or imposed against any Settlement Class Member pursuant to an order of any governmental authority with jurisdiction over his or her property or the Village Homes, or arising out of the actions or failure to act by any Settlement Class Members, or any other Village Homes condominium association or condominium owner or any other Person, with respect to an order of any governmental authority pertaining to their property or the Village Homes (including, without limitation, any action or failure to act in response to the Deficiency Notices concerning any Condominium Units in the Village Homes). Further, and without limiting the generality of the foregoing, (x) the Settlement Class Members acknowledge and agree that the Claims of the Settlement Class Members and their Related Parties include any and all claims, demands, causes of action, damages and other rights or remedies that any of them has asserted or could have asserted against Arvida/JMB or any of its Affiliates in the Lawsuit (including, without limitation, that Arvida/JMB or any of its Affiliates is a "successor developer" to Disney or any of its Affiliates); and (y) Arvida/JMB acknowledges and agrees that the Claims of Arvida/JMB and its Affiliates include any and all claims, demands, causes of action, damages and other rights or remedies that Arvida/JMB or any of its Affiliates has asserted or could have asserted against any of the Settlement Class Members or any of their Related Parties in the Lawsuit.

           2.6. "CLASS NOTICE". "Class Notice" has the meaning ascribed to that term in paragraph 3.1.

           2.7. "CLOSING DATE". "Closing Date" means the fourth business day after the Effective Final Judgment Date or such other date as Arvida/JMB and Settlement Class Counsel on behalf of the Settlement Class may mutually agree.





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           2.8.  "CONDOMINIUM UNIT".  "Condominium Unit" means the
     portions of the Village Homes that are subject to individual ownership, whether or not contiguous, and all improvements thereon and all easements and rights appurtenant thereto intended for use in connection with the Condominium Unit, including all interests of the owner in the common elements appurtenant to the owner's Condominium Unit. "Condominium Unit" has the same meaning that the term "Condominium Parcel" has in the Florida Condominium Act, Fla. Stat. Ch. 718.

           2.9.  "COURT".  "Court" means the Circuit Court of the
     11th Judicial Circuit in and for Miami-Dade County, Florida with jurisdiction over the parties to the Lawsuit.

           2.10. "DEFICIENCY NOTICES". "Deficiency Notices" means the notices issued to the Settlement Class Members on or about February 27, 2002 by the Miami-Dade County Unsafe Structures Board informing them that certain structural defects appeared in the common elements of their Condominium Units and that these defects had to be remediated or the units would be ordered demolished. A copy of a Deficiency Notice is attached as Exhibit 2.

           2.11. "DISNEY". "Disney" means any or all of Walt Disney World Company, Walt Disney World Company d/b/a ARDC Corporation and The Walt Disney Company (n/k/a Disney Enterprises, Inc.).

           2.12. "DISNEY INDEMNITY UNITS". "Disney Indemnity Units" means those Condominium Units that were designed and built in whole or in part by one or more of the Affiliates of Disney and that were originally sold by Arvida/JMB after September 9, 1987. The Disney Indemnity Units are identified in Exhibit 1.

           2.13. "EFFECTIVE FINAL JUDGMENT DATE". "Effective Final Judgment Date" means the first business day after all of the following conditions or events have been met or have occurred:

                 2.13.1. The Final Judgment has been entered by the Court in the Lawsuit and not subsequently modified or vacated;

                 2.13.2. The time has expired in which to seek review by appeal of the Final Judgment without any review or appeal having been taken therefrom pursuant to Fla. R. App. P. 9.100 or otherwise; or, if review or appeal is taken, then such review or appeal shall have been finally determined (subject to no right to further review or appeal) by the highest court before which the review or appeal is sought and allowed, and the review or appeal shall have been resolved in such manner as to permit the consummation of the Settlement to be effected by this Settlement Agreement in accordance with all of its terms and provisions without modification in any material respect unless approved by the Parties; and

                 2.13.3. The Settlement Requirements have been met.

           2.14. "FINAL JUDGMENT". "Final Judgment" means the Court's final, appealable order in the Lawsuit with a separate final Order of Dismissal with Prejudice, substantially in the form attached hereto as Exhibit 3, acceptable to each of Arvida/JMB's counsel and Settlement Class Counsel and which:

                 2.14.1. Grants final approval of the Settlement as fair, reasonable, and adequate, and in the best interest of the Settlement Class as a whole and each of its Members;

                 2.14.2. Orders the Parties to carry out or complete, as the case may be, the provisions of the Settlement;




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                 2.14.3. Dismisses in its entirety and with prejudice the
           Claims of all Settlement Class Members against Arvida/JMB and its Affiliates only, without costs to or against any other Party except as otherwise provided herein;

                 2.14.4. Adjudges that the Settlement Class Members shall be deemed conclusively to have settled, discharged, dismissed and released all Released Claims as against Arvida/JMB and its Affiliates only and to have covenanted not to file suit against Arvida/JMB or any of its Affiliates only with respect to any of the Released Claims;

                 2.14.5. Bars and permanently enjoins each Settlement Class Member from prosecuting any action in state or federal court or any administrative proceeding or otherwise against Arvida/JMB or any of its Affiliates only with respect to any of the Released Claims, and bars and permanently enjoins Arvida/JMB from prosecuting any action in state or federal court or any administrative proceeding or otherwise against any Settlement Class Member or any of his or her Related Parties (but not from defending against any Claim brought by any Settlement Class Member or any of his or her Related Parties) with respect to any of the Released Claims;

                 2.14.6. Orders that all causes of action in the Lawsuit of any Person who the Court has found to have timely and effectively opted out of the Settlement Class with Court approval shall be severed and tried separately from the proceedings that are contemplated to occur in the Lawsuit after the Final Judgment is entered, with the Court retaining jurisdiction to try any such severed causes of action;

                 2.14.7. Reserves for the Court continuing and exclusive jurisdiction over implementation of the Settlement and over its enforcement, construction and interpretation; and

                 2.14.8. Determines the Final Judgment to be a final order.

           2.15. "INDEMNIFICATION AGREEMENT" AND "INDEMNIFICATION
     AGREEMENTS". "Indemnification Agreement" or "Indemnification Agreements" means any or all of the agreements for the indemnification of Arvida/JMB and its Affiliates by each of the Associations, on behalf of itself and its members, in accordance with paragraph 4.3 and substantially in the form of Exhibit 4.

           2.16. "LAWSUIT". "Lawsuit" means that certain lawsuit styled LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NOS. ONE, TWO, THREE, FOUR, FIVE, SIX, SEVEN, EIGHT AND NINE MAINTENANCE ASSOCIATION, INC., including all members thereof, Plaintiffs, vs. ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership, and WALT DISNEY WORLD COMPANY, a Delaware corporation, Defendants, CASE NO. 95-23003-CA-08, pending in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, referred to in the Recitals of this Settlement Agreement and currently prosecuted by and on behalf of the Settlement Class Members against Arvida/JMB and Disney.

           2.17. "MUTUAL GENERAL RELEASE". "Mutual General Release" means the release of Claims to be executed and delivered in accordance with paragraph 4.2 and substantially in the form of Exhibit 5.

           2.18. "NOTICE OF SETTLEMENT" and "NOTICES OF SETTLEMENT". "Notice of Settlement" or "Notices of Settlement" means any or all of the notices of the terms of the Settlement in recordable form, to be executed and delivered by each of the Associations in accordance with paragraph 4.4 and substantially in the form of Exhibit 6.

           2.19. "PARTY" AND "PARTIES". "Party" or "Parties" has the meaning ascribed to that term in the introduction to this Settlement Agreement.

           2.20. "PERSON". "Person" means any natural person, any legal entity such as a corporation, association, partnership, trust or any other type of legal entity, a governmental office or agency or a division, department, board, bureau, or other sub-part of a governmental office or agency.

           2.21. "PRELIMINARY APPROVAL DATE". "Preliminary Approval Date" means the first business day after the Preliminary Approval Order has been entered in the Lawsuit by the Court.

           2.22. "PRELIMINARY APPROVAL ORDER". "Preliminary Approval Order" means the order to be entered in the Lawsuit by the Court substantially in the form of Exhibit 7 hereto.

           2.23. "RELATED AGREEMENT". "Related Agreement" means any agreement or instrument executed in connection with this Settlement Agreement, including, without limitation, the Mutual General Release, the Indemnification Agreements, the Notices of Settlement and the Final Judgment.

           2.24. "RELATED PARTY". "Related Party" of a Settlement Class Member means (i) a past or present director, officer, employee or member of an Association; (ii) a predecessor-in-interest or predecessor-in-title (in the case of a Settlement Class Member who is an owner of a Condominium Unit in the Village Homes); (iii) a Person which (either directly or indirectly, through one or more intermediaries) controls, is under common control with or is controlled by, the Settlement Class Member; (iv) any insurer of the Settlement Class Member; or (v) any relative or spouse of the Settlement Class Member. Notwithstanding anything to the contrary contained herein or in any Related Agreement, Disney and its Affiliates shall not be deemed to be "Related Parties" of any Settlement Class Members.

           2.25. "RELEASED CLAIM" and "RELEASED CLAIMS". "Released Claim" or "Released Claims" means any or all Claims to be released pursuant to the Mutual General Release.

           2.26. "REMEDIAL PLANS". "Remedial Plans" has the meaning ascribed to such term in paragraph 9.8.

           2.27. "SETTLEMENT". "Settlement" means the transactions and resulting legal positions and rights to be effectuated by virtue of this Settlement Agreement and the Related Agreements.

           2.28. "SETTLEMENT AMOUNT". "Settlement Amount" means the amount to be paid by Arvida/JMB under paragraph 4.5 of this Settlement Agreement (i.e., $5.5 million).

           2.29. "SETTLEMENT CLASS". "Settlement Class" means Lakes of the Meadow Village Homes Condominium No. One Maintenance Association, Inc., Lakes of the Meadow Village Homes Condominium No. Two Maintenance Association, Inc., Lakes of the Meadow Village Homes Condominium No. Three Maintenance Association, Inc., Lakes of the Meadow Village Homes Condominium No. Four Maintenance Association, Inc., Lakes of the Meadow Village Homes Condominium No. Five Maintenance Association, Inc., Lakes of the Meadow Village Homes Condominium No. Six Maintenance Association, Inc., Lakes of the Meadow Village Homes Condominium No. Seven Maintenance Association, Inc., and Lakes of the Meadow Village Homes Condominium No. Nine Maintenance Association, Inc., each a Florida corporation not for profit, on behalf of themselves and their members, other than any Person who has filed a timely and effective election to be excluded from the Settlement Class and who the Court has excluded from the Settlement Class.

           2.30. "SETTLEMENT CLASS COUNSEL". "Settlement Class Counsel" means the law offices of Duane Morris LLP.

           2.31. "SETTLEMENT CLASS MEMBERS". "Settlement Class Members" means the Persons included within the definition of Settlement Class.

           2.32. "SETTLEMENT REQUIREMENTS". "Settlement Requirements" means all the following conditions and all the following events:

                 2.32.1. All Parties and their counsel have executed this Settlement Agreement;

                 2.32.2. The Court has entered the Preliminary Approval Order, not subsequently modified or vacated, preliminarily approving the Settlement and the method of providing notice to the Settlement Class;

                 2.32.3. The Court has entered the Final Judgment, not subsequently modified or vacated, approving the Settlement;

                 2.32.4. None of the Associations has timely and effectively opted out of the Settlement Class; provided that Arvida/JMB may waive this requirement in its sole and absolute discretion and may go forward with and enforce this Settlement Agreement notwithstanding the fact that one or more Associations have timely and effectively opted out of the Settlement Class and notwithstanding that the Court has determined such Association(s) is (are) excluded from the Settlement Class.

                 2.32.5. This Settlement Agreement has not been terminated in accordance with paragraph 18.

           2.33. "SUBROGATION CLAIM". "Subrogation Claim" has the meaning ascribed to that term in paragraph 9.4.

           2.34. "VILLAGE HOMES". "Village Homes" means the four-plex condominium buildings, their common elements and the Condominium Units therein, the legal descriptions of which are contained in
     Exhibit 8.

     3. PROCEDURES FOR APPROVAL OF SETTLEMENT. The Parties agree that, subject to the terms and conditions of this Settlement Agreement, they will use reasonable efforts to obtain final approval of the terms of the Settlement by the Court and by all of the Settlement Class Members and to effectuate the transactions contemplated by this Settlement Agreement. To that end:

           3.1. JOINT MOTION FOR APPROVAL OF THE SETTLEMENT. Promptly upon full execution of this Settlement Agreement by the Parties and their counsel, the Parties will jointly move the Court for entry of the Preliminary Approval Order, approving a form of Notice of Proposed Class Settlement ("Class Notice"), and setting a date for the filing of objections, the procedure and date by which to file exclusions from the Settlement Class, and the date for the hearing of a motion for final approval of the Settlement.

           3.2. CLASS NOTICE. The Class Notice will be given to Settlement Class Members in the form of and at such time, places and manner as are directed by the Court in the Preliminary Approval Order. The Settlement Class shall be solely responsible for, and bear all the costs associated with, mailing or publishing the Class Notice to all Settlement Class Members. Arvida/JMB's counsel shall be entitled to review and approve the form and content of the Class Notice if it differs in any material respect from the form of Class Notice attached as an exhibit to the Preliminary Approval Order, which is attached hereto as Exhibit 7. Settlement Class Counsel shall provide to Arvida/JMB's counsel a list of Settlement Class Members to whom the Class Notice has been sent and their addresses promptly after mailing of the Class Notice, and such list may only be used by Arvida/JMB for purposes consistent with the Settlement.

           3.3. PROVISIONS OF THE PRELIMINARY ORDER. The Parties agree that the Preliminary Approval Order shall be substantially in the form of Exhibit 7 and shall include provisional approval of the terms of the Settlement. The Parties further agree that the Preliminary Approval Order shall: (a) preliminarily enjoin each Settlement
     Class Member from prosecuting any action in state or federal court or otherwise against Arvida/JMB and its Affiliates with respect to any provisionally Released Claim; and (b) preliminarily enjoin Arvida/JMB from prosecuting any action in state or federal court or otherwise against Settlement Class Members with respect to any provisionally Released Claim (but Arvida/JMB may defend against any Released Claim). In the event that this Settlement Agreement is terminated in accordance with paragraph 18, the foregoing injunctions shall be automatically lifted.

           3.4. SETTLEMENT CLASS COUNSEL'S OPINION ON THE SETTLEMENT. Promptly after the Preliminary Approval Date (but in any event prior to any hearing in regard to the Final Judgment), Settlement Class Counsel will deliver to Arvida/JMB its written opinion to the effect that Settlement Class Counsel has concluded, based on its investigation, discovery in this matter and its consultations with expert structural engineers, costing experts and county officials and taking into account the general risks, uncertainties and costs attending prosecution of the Claims asserted in the Amended Complaint, further delay in recovery of funds to remediate, the substantive benefits to be received from the Settlement, the continued pressure from Miami-Dade County, Florida to remediate or demolish Condominium Units in the Village Homes and in consideration of all of the other circumstances, that in their professional opinion the terms of the Settlement are fair, reasonable and adequate and that the Settlement on the terms provided for in this Settlement Agreement and the Related Agreements is in the best interest of the Settlement Class as a whole and each of the Settlement Class Members individually.

           3.5. APPROVAL OF FINAL JUDGMENT. Within a reasonable time following entry of the Preliminary Approval Order, counsel for the Parties shall jointly seek final approval of the Settlement before the Court and defend the Settlement in the event Settlement
     Class Members or other Persons contest the terms of the Settlement. To that end, Settlement Class Counsel will draft any motions, memoranda, or briefs necessary to obtain final approval of the Settlement before the Court and any appellate courts, as the case may be; provided, however, that counsel for Arvida/JMB shall have the right to review and comment on any motions, memoranda or briefs prior to their filing, and Settlement Class Counsel, subject to its professional judgment, shall make reasonable efforts to address or incorporate comments made by counsel for Arvida/JMB. The Settlement Class will pay for any expense reasonably necessary in order to obtain final approval of the Settlement. In addition, counsel for Arvida/JMB may, at Arvida/JMB's expense, file with the Court and any appellate court such motions, memoranda, briefs and evidence in support of final approval of the Settlement as Arvida/JMB deems appropriate.

           3.6. OBJECTIONS. Any Settlement Class Member may timely object to any term or terms of the Settlement, subject to such terms and conditions for making any such objections as the Court may impose.

     4.    PROCEDURE FOLLOWING ENTRY OF FINAL JUDGMENT.


           4.1. LIST OF OWNERS. On or as soon as practicable (but in no event later than thirty (30) days) after the Closing Date, Association No. 6, Association No. 7 and Association No. 9 shall provide to Arvida/JMB lists of the names and addresses of all Persons owning legal title to the Condominium Units listed on Exhibit 1 as of the Closing Date, each such list to be certified to be true and correct by the corporate secretary of the Association in whose condominium such Condominium Units are located. By way of example, for any Condominium Unit located in the condominium of Association No. 9 in which legal title is held in joint tenancy, the name and address of each joint tenant owner of such Condominium Unit shall be included in a list of owners of the Condominium Units in the Association No. 9 condominium, and such list shall be certified as true and correct by the corporate secretary of Association No. 9.

           4.2. EXECUTION AND EXCHANGE OF MUTUAL GENERAL RELEASE. In accordance with paragraph 8.2, on the Closing Date, each of the Associations, on behalf of itself and its members and the respective Related Parties of each such Association and its members, and Arvida/JMB, on behalf of itself and its Affiliates, will execute and deliver to each other the Mutual General Release substantially in the form of Exhibit 5.

           4.3. DELIVERY OF INDEMNIFICATION AGREEMENTS; CERTIFICATES OF INSURANCE. On the Closing Date, and simultaneously with the exchange of the Mutual General Release, each of the Associations, on behalf of itself and its members, and Arvida/JMB will execute and deliver to each other an Indemnification Agreement substantially in the form of
     Exhibit 4. In addition, on the Closing Date, each of the Associations will deliver to Arvida/JMB one or more certificates of insurance evidencing the comprehensive general liability insurance coverage referred to in paragraph 9.6.

           4.4. DELIVERY OF NOTICES OF SETTLEMENT: RECORDATION. On the Closing Date, and simultaneously with the exchange of the Mutual General Release, each of the Associations will execute and deliver to Arvida/JMB such number of originals of a Notice of Settlement substantially in the form of Exhibit 6 for such Association as Arvida/JMB may reasonably request. Arvida/JMB shall cause the Notices of Settlement to be recorded as to the Associations in the public records of Miami-Dade County, Florida. Arvida/JMB will bear all such recording fees. Each Settlement Class Member and Settlement Class Counsel will cooperate fully with Arvida/JMB in recording such documents.

           4.5. PAYMENT BY ARVIDA/JMB. In accordance with paragraph 8.1, Arvida/JMB will pay by wire transfer on the Closing Date to Settlement Class Counsel for the benefit of the Settlement Class Members and for distribution in accordance with agreements between Settlement Class Counsel and the Settlement Class Members the sum of five million five hundred thousand dollars ($5.5 million). The Settlement Class represents that the Settlement Amount shall be allocated as follows: $100,000 for the remediation of each Condominium Unit listed on Exhibit 1 and related fees and costs and $100,000 (collectively) for Association Nos. 1 through 5. Arvida/JMB shall have no duty to any Settlement Class Member or to any other Person to ensure or oversee any application of such funds.

     5.    COOPERATION BEFORE AND AFTER THE CLOSING DATE.  Settlement
Class Members and Arvida/JMB agree to cooperate at their own expense, and to cause their respective counsel to cooperate, after the date hereof in order to effect the transactions contemplated by this Settlement Agreement.

In addition, after the Closing Date upon a Party's reasonable request and at the requesting Party's expense, the Settlement Class and Arvida/JMB agree to make available to each other (i) their respective experts and consultants engaged in connection with the Lawsuit with respect to any inspection, previously done, of any Disney Indemnity Units, (ii) evidence and experts' reports concerning the Disney Indemnity Units for the requesting Party's use, and (iii) the Disney Indemnity Units for inspection upon reasonable prior notice in connection with the prosecution and/or defense of their Claims or any other rights or remedies against Disney and/or any of its Affiliates.

     6. CLAIMS AGAINST DISNEY AND ITS AFFILIATES. To the extent that the Parties have Claims or any other rights or remedies against Disney or any of its Affiliates, it is the Parties' intent that nothing in this Settlement Agreement, the Mutual General Release or any other Related Agreement shall release, alter, hinder, abrogate or otherwise affect, and all Parties hereby reserve, the Parties' rights to pursue such Claims and other rights and remedies (including without limitation any causes of action for indemnification or contribution) against Disney or any of its Affiliates.

     7. DISCLOSURE OF SETTLEMENT. Until the Closing Date, the Parties will not discuss or disseminate any information regarding this Settlement Agreement or the transactions contemplated by this Settlement Agreement to any members of the media or the press, except for the information (if any) contained in a press release that has been mutually approved by Settlement Class Counsel and Arvida/JMB. Settlement Class Counsel may, however, discuss this Settlement Agreement prior to the Closing Date with Settlement Class Members and in either settlement discussions or mediation with Disney and/or any of its Affiliates. Arvida/JMB may disclose prior to the Closing Date such terms and conditions of this Settlement Agreement as it determines may be required by applicable laws, rules and regulations or by its partnership agreement or other legal instruments by which it is bound and in either settlement discussions or mediation with Disney and/or any of its Affiliates.

     8. MEETING ON CLOSING DATE. The Parties and their counsel will meet on the Closing Date at Rumberger, Kirk & Caldwell, PA's offices in Miami, Florida to deliver or to exchange all the following:

           8.1. ARVIDA/JMB OBLIGATIONS ON CLOSING DATE. Subject to the satisfaction or occurrence (or waiver by Arvida/JMB) of all Settlement Requirements, the performance or fulfillment of all covenants and agreements specified by this Settlement Agreement to be undertaken by the Settlement Class Members on or before the Closing Date, including without limitation the deliveries to be made by the Settlement Class Members pursuant to paragraph 8.2, and the delivery by Settlement Class Counsel of the opinion set forth in paragraph 3.4, on the Closing Date Arvida/JMB will:

                 8.1.1. Pay to Settlement Class Counsel, for the benefit of the Settlement Class Members, in immediately available funds via wire transfer to a designated account the Settlement Amount.

                 8.1.2.  Deliver to each of the Associations a
           counterpart original of the Mutual General Release executed by Arvida/JMB, as set forth in Paragraph 4.2.

                 8.1.3.  Deliver to each of the Associations a
           counterpart original of an Indemnification Agreement executed by Arvida/JMB, as set forth in paragraph 4.3.

                 8.1.4. Deliver to the Associations Certificates of Good Standing for Arvida/JMB from the Secretary of State of the States of Delaware and Florida, a copy of the Certificate of Limited Partnership and the Partnership Agreement of Arvida/JMB, certified by an officer of the general partner of Arvida/JMB, corporate resolutions of the general partner of Arvida/JMB, certified as true and correct and in full force and effect (without modification, amendment or supplement) by the secretary or assistant secretary of the general partner of Arvida/JMB, authorizing or approving the execution, delivery and performance of the Settlement Agreement and each Related Agreement to be executed and delivered by Arvida/JMB and a certificate of incumbency from the secretary or assistant secretary of the general partner of Arvida/JMB for the officers of such general partner.

           8.2. OBLIGATIONS OF THE SETTLEMENT CLASS ON CLOSING DATE. Subject to the satisfaction or occurrence (or waiver by Arvida/JMB) of all Settlement Requirements and the performance or fulfillment of all covenants and agreements specified by this Settlement Agreement to be undertaken by Arvida/JMB on or before the Closing Date, including without limitation the payment or delivery to be made by Arvida/JMB pursuant to paragraph 8.1, on the Closing Date the Settlement Class Members will:

                 8.2.1. Deliver to Arvida/JMB a counterpart original of the Mutual General Release executed by each of the Associations, as set forth in paragraph 4.2.

                 8.2.2. Deliver to Arvida/JMB counterpart originals of the Indemnification Agreements executed by the Associations, as set forth in paragraph 4.3.

                 8.2.3. Deliver to Arvida/JMB originals of the Notices of Settlement executed by the Associations, as set forth in paragraph 4.4.

                 8.2.4. Either (i) deliver to Arvida/JMB lists of the names and addresses of all Persons owning legal title to each Condominium Unit listed on Exhibit 1 as of the Closing Date and certified by the appropriate corporate secretary, as set forth in paragraph 4.1 or (ii) advise Arvida/JMB in writing on the Closing Date of the date (not later than thirty (30) days after the Closing Date) on which any such list will be delivered to Arvida/JMB.

                 8.2.5. Deliver to Arvida/JMB written opinions of Settlement Class Counsel to the effect that (i) each of this Settlement Agreement and the Mutual General Release has been duly authorized and validly executed by each of the Associations, on behalf of itself and its members; and (ii) each Indemnification Agreement and each Notice of Settlement has been duly authorized and validly executed by Association No. 1, Association No. 2, Association No. 3, Association No. 4, Association No. 5, Association No. 6, Association No. 7 or Association No. 9, as the case may be, on behalf of itself and its members.

                 8.2.6. Deliver to Arvida/JMB the certificate or certificates of insurance for each Association evidencing the comprehensive general liability insurance coverage referred to in paragraph 9.6, as set forth in paragraph 4.3.

                 8.2.7. Deliver to Arvida/JMB such certificates and other documents (including, without limitation, copies of the declaration of condominium, the articles of incorporation or charter and the by-laws for each of the Associations, certified as true and correct by the Secretary of State of the State of Florida or by the corporate secretary of each such Association; a Certificate of Good Standing for each Association from the Secretary of State of the State of Florida; copies of corporate resolutions of each Association, certified as true and correct and in full force and effect (without modification, amendment or supplement) by the corporate secretary of each such Association, specifically approving and authorizing the execution, delivery and performance by such Association, on behalf of itself and its members, of this Settlement Agreement and each Related Agreement to which such Association is a party; a certificate of incumbency from the corporate secretary of each Association for the officers of such Association and copies of minutes of meetings for each Association's board of directors and/or members, certified by the corporate secretary of such Association) as Arvida/JMB may reasonably request to demonstrate that each of the Associations is duly organized and in good standing under the laws of the State of Florida, that each Association has approved the Settlement Agreement and each Related Agreement to which it is a party and that each Association and its members have otherwise taken all action required to be performed by it or them under the Settlement Agreement or any Related Agreement on or before the Closing Date.

     9. SETTLEMENT CLASS MEMBERS' REPRESENTATIONS, WARRANTIES AND COVENANTS. The Settlement Class Members represent and warrant or covenant, as the case may be, to Arvida/JMB as follows:

           9.1. CORPORATE STANDING. Each of the Associations is a duly organized, validly existing, Florida corporation not for profit, in good standing under the laws of the State of Florida.

           9.2. AUTHORITY AND ENFORCEABILITY. Each of the Associations has all requisite right, power, and authority under its organizational documents and applicable laws to execute and deliver this Settlement Agreement, the Mutual General Release and the Indemnification Agreement to which it is to be a party and to consummate the transactions contemplated hereby and thereby, and each of this Settlement Agreement, the Mutual General Release and the Indemnification Agreements, when executed and delivered by the Associations, will constitute the legal, valid and binding obligations of Settlement Class Members, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and to limitations on the availability of equitable remedies.

           9.3. NO OTHER CLAIMS. Except for the obligations and undertakings of Arvida/JMB set forth in this Settlement Agreement and the Related Agreements, none of the Settlement Class Members has any Claim (as defined in paragraph 2.5) against Arvida/JMB or any of its Affiliates that will not be released pursuant to the terms of the Mutual General Release.

           9.4. SUBROGATION. None of the Settlement Class Members or any of their Related Parties has previously made a claim against any insurance company for any of their Claims against Arvida/JMB or any of its Affiliates (or, if any such claim has been made, the Settlement Class Members will cause such insurance company to waive any and all such claims, including, without limitation, rights of subrogation, against Arvida/JMB and its Affiliates, prior to the Closing Date), nor is any Settlement Class Member aware of any circumstances that would give rise to any insurance company having cause to make a subrogation claim (a "Subrogation Claim") against Arvida/JMB or any of its Affiliates in connection with any of the matters contemplated by this Settlement Agreement.

           9.5. REMEDIATION SCHEDULE. The Settlement Class will undertake and complete all necessary remediation of their Condominium Units and other property in a timely manner under the circumstances as determined by the appropriate governmental authorities and in consultation with them; PROVIDED, HOWEVER, that Arvida/JMB shall have no duty to any Person to enforce the provisions of this paragraph 9.5.

           9.6. INSURANCE. Each Association will maintain, for at least a period of 20 months from the Closing Date, comprehensive general liability insurance with liability coverage limits at reasonable and customary levels in light of the current status of the Condominium Units included in the Association's condominium and the anticipated remediation to such Condominium Units. Each Association will provide to Arvida/JMB on the Closing Date a certificate or certificates of insurance that demonstrate such comprehensive general liability insurance coverage. In addition, each Association will maintain, during the remediation of the Condominium Units in the Association's condominium, builders' all risk insurance naming Arvida/JMB as an additional insured with coverage limits at reasonable and customary levels in light of the remediation undertaken for such Condominium Units. In no event shall Arvida/JMB have any duty to any Person to enforce the provisions of this paragraph 9.6.

           9.7. ACCURACY OF LISTS OF OWNERS. Each list of owners of the Condominium Units listed on Exhibit 1 provided to Arvida/JMB by Association No. 6, Association No. 7 and Association No. 9 in accordance with paragraph 4.1 is true and correct as of the Closing Date.

           9.8. COVENANT TO NOT OPPOSE REMEDIAL PLANS AND REMEDIATION BY ASSOCIATION NO. 8. None of the Associations will undertake any action to interfere with the remedial actions, plans and activities (collectively, the "Remedial Plans") of Association No. 8 and its members to address the Deficiency Notices and related matters with regard to the remediation of the Condominium Units in the condominium of Association No. 8, nor will any of the Associations cause the Lakes of the Meadow Village Homes Master Maintenance Association (or any other association or any committee in the Village Homes with authority to review or otherwise pass upon the Remedial Plans) to reject the Remedial Plans, including, the use of shotcrete as part of such Remedial Plans, provided that the Remedial Plans are consistent with plans approved by the Department of Building and Zoning of Miami-Dade County, Florida. Nothing herein shall constitute an admission of any of the Parties that the Lakes of the Meadow Village Homes Master Maintenance Association (or any other association or committee in the Village Homes) has any authority to reject the Remedial Plans.

           9.9. BANKRUPTCY OF THE ASSOCIATIONS. None of the Associations is contemplating seeking protection from creditors under the United States Bankruptcy Code or taking advantage of insolvency or other laws affecting the rights of creditors generally.

     10. JOINT REPRESENTATION, WARRANTY AND COVENANT OF THE SETTLEMENT CLASS AND SETTLEMENT CLASS COUNSEL REGARDING ATTORNEYS' AND EXPERTS' FEES AND EXPENSES. The Settlement Class Members and Settlement Class Counsel represent, warrant and covenant to Arvida/JMB that the Settlement Amount will be the sole source of any attorneys', experts' and consultants' fees, costs and expenses owed to any of them by Arvida/JMB or its Affiliates, and neither the Settlement Class Members nor Settlement Class Counsel will seek in the future any such fees, costs or expenses in connection with the Lawsuit from Arvida/JMB or any other Person with respect to any Condominium Units sold by Arvida/JMB or its Affiliates identified on Exhibit 1.

     11.   SETTLEMENT CLASS COUNSEL'S REPRESENTATION, WARRANTY AND
COVENANT REGARDING ASSOCIATION NO. 8. Settlement Class Counsel represents, warrants and covenants to Arvida/JMB that it currently does not, and in the future will not, represent any Person with respect to a matter or interest adverse to Association No. 8's efforts to obtain any necessary approvals for, and to effect the implementation of, the Remedial Plans.

     12. ARVIDA/JMB'S REPRESENTATIONS. Arvida/JMB represents and warrants to the Settlement Class as follows:

           12.1. PARTNERSHIP STANDING. Arvida/JMB is a duly organized, validly existing Delaware limited partnership in good standing under the laws of the State of Delaware and authorized to do business in the State of Florida.

           12.2. AUTHORITY AND ENFORCEABILITY. Arvida/JMB has all requisite right, power and authority under its organizational documents and applicable laws to execute and deliver this Settlement Agreement, the Mutual General Release and the Indemnification Agreements and to consummate the transactions contemplated hereby and thereby by and through its general partner, Arvida/JMB Managers, Inc., and each of this Settlement Agreement, the Mutual General Release and the Indemnification Agreements, when executed and delivered by or on behalf of Arvida/JMB, will constitute the legal, valid and binding obligation of Arvida/JMB, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and to limitations on the availability of equitable remedies.

           12.3. NO OTHER CLAIMS. Except for the obligations and undertakings of Settlement Class Members set forth in this Settlement Agreement and the Related Agreements, Arvida/JMB does not have any Claim (as defined in paragraph 2.5) against any Settlement
     Class Members that will not be released pursuant to the terms of the Mutual General Release.

           12.4. BANKRUPTCY OF ARVIDA/JMB. Arvida/JMB is not contemplating seeking protection from creditors under the United States Bankruptcy Code or taking advantage of insolvency or other laws affecting the rights of creditors generally.

           12.5. FINANCIAL ABILITY TO PAY SETTLEMENT AMOUNT. Arvida/JMB has sufficient available funds to pay the Settlement Amount as contemplated herein.

     13. ACCURACY AND SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The Settlement Class Members represent and warrant to Arvida/JMB that each of the representations and warranties contained in paragraph 9 is true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date. It shall be a condition precedent to Arvida/JMB's performance of its obligations under paragraph 8.1 that the representations and warranties contained in paragraph 9 are true and correct in all material respects on the Closing Date. Arvida/JMB represents and warrants to the Settlement Class Members that each of the representations and warranties contained in paragraph 12 is true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing

Date. It shall be a condition precedent to the Settlement Class Members' performance of their obligations under paragraph 8.2 that the representations and warranties contained in paragraph 12 are true and correct in all material respects on the Closing Date. Each of the representations, warranties and covenants contained in this Settlement Agreement shall survive the closing of the transactions set forth in this Settlement Agreement and the Related Agreements.

     14. GOVERNING LAWS. The Parties agree that this Settlement Agreement shall be governed by and be construed in accordance with the internal laws of the State of Florida.

     15. RETAINING JURISDICTION. The Parties agree that the Court shall retain jurisdiction to implement, construe, interpret and enforce the Settlement and all transactions contemplated by it.

     16. TIME OF ESSENCE. Time is of the essence in this Settlement Agreement and all of its terms and conditions.

     17. ASSIGNMENT OF SETTLEMENT AGREEMENT AND RELATED AGREEMENTS. Arvida/JMB's rights and obligations under this Settlement Agreement and each Related Agreement may be assigned or delegated to another Person, but such assignment or delegation shall not relieve Arvida/JMB of its obligations under this Settlement Agreement and the Related Agreements, except as provided in the following sentence. Arvida/JMB's rights and obligations under this Settlement Agreement and each Related Agreement shall be automatically assigned or delegated to any Person who acquires all or substantially all of the assets and liabilities of Arvida/JMB (whether by merger, by contract or otherwise), and thereafter Arvida/JMB shall have no rights or obligations under this Settlement Agreement or any Related Agreement. No Association may assign or delegate any rights or obligations (whether on behalf of itself or any of its members) under this Settlement Agreement or any Related Agreement without the prior written consent of Arvida/JMB, and any purported assignment or delegation of any such rights or obligations without the prior written consent of Arvida/JMB shall be null and void and of no force or effect.

     18. TERMINATION. This Settlement Agreement may be terminated prior to the Court's entry of the Final Judgment upon written notice: (a) by either the Settlement Class acting through Settlement Class Counsel, on the one hand, or Arvida/JMB, on the other hand, if the other party has committed a material breach of this Settlement Agreement, and such breach remains uncured for ten (10) business days after written notice to such party; (b) by either the Settlement Class acting through Settlement Class Counsel or Arvida/JMB if the Court, through an order, ruling or otherwise, effects a material change in the terms and provisions of this Settlement Agreement, the Preliminary Approval Order, the Final Judgment (including the Final Order of Dismissal with Prejudice), or any other Related Agreement; (c) by either the Settlement Class acting through Settlement Class Counsel or Arvida/JMB, in its sole and absolute discretion, if the owners of more than three (3) Condominium Units listed on Exhibit 1 file timely and effective exclusions from the Settlement Class and the Court determines that such owners are excluded from the Settlement Class; (d) by Arvida/JMB, in its sole and absolute discretion, if any Association files a timely and effective exclusion from the Settlement Class and the Court determines that such Association is excluded from the Settlement Class; or
(e) by either the Settlement Class acting through Settlement Class Counsel or Arvida/JMB, in its sole and absolute discretion, at any time after May 1, 2004, if the Court has not entered the Final Judgment on or before such date. Upon any such termination, this Settlement Agreement shall be void and have no further force or effect, and the Parties shall immediately return to their respective positions prior to the execution by the Parties of this Settlement Agreement, and thereafter this Settlement Agreement shall have no effect on their respective various rights, Claims and defenses.

     19. NO ADMISSION OF LIABILITY. Except in connection with an action or proceeding to enforce or give effect to the terms and provisions hereof or any Related Agreement, neither this Settlement Agreement, any document referred to herein, any document prepared in connection herewith, nor any action taken to effect the Settlement is, or may be construed as, or may be used as or offered as, evidence of, or an admission or concession by or against any Party, its Related Parties or Affiliates on any point of fact or law raised in the Lawsuit or otherwise, or of any alleged error, fault, wrongdoing or liability whatsoever.

     20. USE OF THE SETTLEMENT AGREEMENT. Notwithstanding any other provision hereof, Arvida/JMB may file this Settlement Agreement, the Mutual General Release, the Indemnification Agreements and/or any other Related Agreement (including the Final Judgment) in (i) any action that may be brought against it or any of its Affiliates that asserts any of the Released Claims in order to support a defense or claim based on principles of res judicata, collateral estoppel, accord and satisfaction, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issues preclusion or similar defense, (ii) any action that may be brought by it or its Affiliates to assert a claim or right hereunder or thereunder, or (iii) any action involving Disney or any of its Affiliates.

     21. DRAFTING OF AGREEMENTS. This Settlement Agreement and each Related Agreement were drafted by all the Parties and their counsel with each having an equal right to review, comment, and draft specific provisions. Accordingly, in the event of any dispute or suit related to the interpretation of this Settlement Agreement, any Related Agreement or any of their respective terms, no provision hereof or thereof will be construed against another Party as the draftsman of such agreement.

     22. ENTIRE AGREEMENT. This Settlement Agreement, along with the Related Agreements (including the Final Judgment) and any other instruments or documents contemplated hereby or thereby, constitutes the entire agreement of the Parties with respect to the Settlement of the Lawsuit, and supersedes all of their prior agreements and understandings in respect of the Settlement. This Settlement Agreement may not be modified or amended except by an instrument in writing signed by each of the Associations on behalf of the Settlement Class Members and Arvida/JMB and approved by the Court.

     23.   INDEPENDENT JUDGMENT.  The Parties have executed this
Settlement Agreement upon their independent judgment and upon the advice of their counsel without any warranties and representations, express or implied, of any kind or nature from each other except as otherwise specifically set forth in this Settlement Agreement. The Parties acknowledge that this Settlement Agreement and each Related Agreement, as well as the transactions contemplated hereby and thereby, were negotiated at arms' length with each Party having its own counsel and exercising its individual and independent judgment.

     24. BINDING AGREEMENT. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

     25. HEADINGS. All headings used in this Settlement Agreement are for convenience and reference purposes only and shall not be considered as part of this Settlement Agreement, nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

     26. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered in person, or (b) when a facsimile is sent by telecopier (with receipt confirmed), or (c) when sent by first class certified or registered mail, postage prepaid, return receipt requested, or (d) on receipt after being sent by overnight delivery; provided that in each case they are addressed as follows:

           IF TO ARVIDA/JMB:      Arvida/JMB, Partners, L.P.
                                  900 North Michigan Avenue
                                  Suite 1400
                                  Chicago, IL  60611
                                  Facsimile: (312) 915-1023
                                  Attention:  Gary Nickele, Esq.

                                  with a copy to:

                                  John Bond Atkinson, Esq.
                                  Rumberger, Kirk & Caldwell,
                                  Professional Association
                                  Brickell Bayview Center
                                  Suite 3000
                                  80 Southwest 8th Street
                                  Miami, FL  33130-3047
                                  Facsimile:  (305) 371-7580

                                  Hugh J. Totten, Esq.
                                  Perkins Coie LLC
                                  224 South Michigan Avenue
                                  13th floor
                                  Chicago, IL 60604
                                  Facsimile:   (312) 341-1689

           IF TO ANY SETTLEMENT
           CLASS MEMBERS:         c/o Charles Papy, Esq.
                                  Duane Morris LLP
                                  200 South Biscayne Blvd.
                                  Suite 3410
                                  Miami, FL  33131
                                  Facsimile:  (305) 960-2201

                                  with a copy to:

                                  Howard M. Hoffmann, Esq.
                                  Duane Morris LLP
                                  227 West Monroe Street
                                  Suite 3400
                                  Chicago, IL  60606
                                  Facsimile:  (312) 499-6701

           Any Party may change its address for sending notices by providing written notice of such change in accordance with this paragraph.

     27. COUNTERPARTS. This Settlement Agreement may be executed in counterparts and shall constitute an agreement binding on all the Parties hereto notwithstanding that all Parties are not signatories to the original or the same counterpart. Facsimile signature pages may be transmitted by telecopier, and when received shall have the same force and effect as if executed as an original.

     28. FURTHER ASSURANCES. Each Party agrees to execute and deliver to another Party such further agreements, instruments or other documents and to do such other acts, in each case as the other Party may reasonably request, in order to permit the recordation of the Notices of Settlement in the public records of Miami-Dade County, Florida or to carry out the purposes or intentions of this Settlement Agreement or any Related Agreement.

     29. WAIVER. The waiver by one Party of any breach of this Settlement Agreement by any other Party shall not be deemed a waiver of any prior or subsequent breach of this Settlement Agreement.

     30. PREVAILING PARTY ATTORNEYS' FEES AND COSTS. In the event any legal action or proceeding is undertaken to interpret any of the terms of this Settlement Agreement or any Related Agreement or as a result of an alleged breach of this Settlement Agreement or any Related Agreement, the prevailing party shall be entitled to recover all reasonable costs and expenses of said proceeding or action, including reasonable attorneys' fees and expenses.

     31. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary in this Settlement Agreement or any Related Agreement, no present or future constituent partner in or agent of Arvida/JMB, nor any shareholder, officer, director, member, employee, trustee, beneficiary or agent of any corporation, trust or other entity that is or becomes a constituent partner in Arvida/JMB, shall be personally liable, directly or indirectly, under or in connection with this Settlement Agreement, or any agreement, instrument, certificate or other document securing or otherwise executed in connection with this Settlement Agreement (including any Related Agreement), or any amendments or modifications to any of the foregoing made at any time or times; and all Settlement Class Members and each of their respective successors and permitted assigns hereby waive any such personal liability. For purposes of this Settlement Agreement, and any such agreements, instruments, certificates and other documents, and any such amendments or modifications, neither the negative capital account of any constituent partner in Arvida/JMB, nor any obligation of any constituent partner in Arvida/JMB to restore a negative capital account or to contribute capital to Arvida/JMB or to any other constituent partner in Arvida/JMB, shall at any time be deemed to be the property or an asset of Arvida/JMB or any such other constituent partner (and neither the Settlement Class Members nor any of their respective successors or permitted assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute). As used in this paragraph, a "constituent partner" in Arvida/JMB shall mean any direct partner in Arvida/JMB and any Person that is a partner or member in any partnership or limited liability company that directly or indirectly through one or more other partnerships or limited liability companies is a partner in Arvida/JMB.

     32. SURVIVABILITY. The rights and obligations of the Parties in this Settlement Agreement and each Related Agreement shall survive the Effective Final Judgment Date and the Closing Date.

     33. PROVISIONS SEVERABLE. The terms and provisions of this Settlement Agreement are severable. In the event that any term or provision of this Settlement Agreement is determined by an appropriate judicial authority to be illegal, invalid or otherwise unenforceable, such term or provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Settlement Agreement shall be construed to be in full force and effect.

     34. CERTAIN RULES OF CONSTRUCTION. Unless the context otherwise indicates, the following rules shall apply in construing the provisions of this Settlement Agreement:

           (i) Terms that connote or imply gender shall be construed to apply to all genders.

           (ii) References to paragraphs or Exhibits refer to the numbered paragraphs of, or the Exhibits attached to, this Settlement Agreement, and references to any numbered paragraph herein (e.g., paragraph 8.2) include all numbered paragraphs included as sub-parts (e.g., paragraphs 8.2.1, 8.2.2, etc.) of such numbered paragraph.

           (iii) Terms such as "herein," "hereof," "hereto," "hereunder" and words of similar import refer to this Settlement Agreement.

           (iv) The term "including" connotes "including without limitation."

                      [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS HEREOF, the Parties have executed and delivered this Settlement Agreement on the date set forth above.

                            SETTLEMENT CLASS:

                            LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NO. ONE MAINTENANCE ASSOCIATION, INC., a Florida corporation not for profit, on its behalf and on behalf of its members.

Witness: Ed Cambugliano     By:     /s/ Lazaro Cazeras
         --------------             ------------------------------
                            Name:   Lazaro Cazeras
                                    ------------------------------
                            Title:  Pres. & Mediation Rep.
                                    ------------------------------


                            LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NO. TWO MAINTENANCE ASSOCIATION, INC., a Florida corporation not for profit, on its behalf and on behalf of its members.

Witness: Ed Cambugliano     By:     /s/ Patricia Chaudry
         --------------             ------------------------------
                            Name:   Patricia Chaudry
                                    ------------------------------
                            Title:  Pres. & Mediation Rep.
                                    ------------------------------


                            LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NO. THREE MAINTENANCE ASSOCIATION, INC., a Florida corporation not for profit, on its behalf and on behalf of its members.

Witness: Ed Cambugliano     By:     /s/ Eileen Rosado
         --------------             ------------------------------
                            Name:   Eileen Rosado
                                    ------------------------------
                            Title:  Vice President/Pres.
                                    ------------------------------

                            LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NO. FOUR MAINTENANCE ASSOCIATION, INC., a Florida corporation not for profit, on its behalf and on behalf of its members.

Witness: Ed Cambugliano     By:     /s/ Catalina Guidren Y Castillo
         --------------             -------------------------------
                            Name:   Catalina Guidren Y Castillo
                                    -------------------------------
                            Title:  President
                                    -------------------------------


                            LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NO. FIVE MAINTENANCE ASSOCIATION, INC., a Florida corporation not for profit, on its behalf and on behalf of its members.

Witness: Ed Cambugliano     By:     /s/ Generoso Reyes
         --------------             ------------------------------
                            Name:   Generoso Reyes
                                    ------------------------------
                            Title:  Mediation Rep.
                                    ------------------------------

                            LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NO. SIX MAINTENANCE ASSOCIATION, INC., a Florida corporation not for profit, on its behalf and on behalf of its members.

Witness: Nancy Fenton       By:     /s/ Eduardo Mendez
         --------------             ------------------------------
                            Name:   Eduardo Mendez
                                    ------------------------------
                            Title:  Mediation Representative
                                    ------------------------------


                            LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NO. SEVEN MAINTENANCE ASSOCIATION, INC., a Florida corporation not for profit, on its behalf and on behalf of its members.

Witness: Ed Cambugliano     By:     /s/ Maria Oramas
         --------------             ------------------------------
                            Name:   Maria Oramas
                                    ------------------------------
                            Title:  President & Med. Rep
                                    ------------------------------


                            LAKES OF THE MEADOW VILLAGE HOMES CONDOMINIUM NO. NINE MAINTENANCE ASSOCIATION, INC., a Florida corporation not for profit, on its behalf and on behalf of its members.

Witness: Ed Cambugliano     By:     /s/ William Aylsworth
         --------------             ------------------------------
                            Name:   William Aylsworth
                                    ------------------------------
                            Title:  President and Mediation Rep.
                                    ------------------------------

                            SETTLEMENT CLASS COUNSEL:

                            Duane Morris LLP


                            By:     /s/ Howard M. Hoffmann
                                    ------------------------------
                                    Howard M. Hoffmann, Esq.
                                    Its:     Partner

                            Execution by Settlement Class Counsel
                            also evidences its agreement with the
                            provisions of paragraphs 3.4, 10 and
                            11 in this Settlement Agreement.

                            ARVIDA/JMB:

                            ARVIDA/JMB PARTNERS, L.P., a Delaware
                            limited partnership d/b/a Arvida/JMB
                            Partners, Ltd., by and through its general partner, ARVIDA/JMB MANAGERS, INC., a Delaware corporation


                            By:     /s/ Gary Nickele
                                    ------------------------------
                                    Gary Nickele
                                    Its:     President



                            ARVIDA/JMB'S COUNSEL:

                            RUMBERGER, KIRK & CALDWELL,
                            PROFESSIONAL ASSOCIATION


                            By:     /s/ John Bond Atkinson
                                    ------------------------------
                                    John Bond Atkinson
                                    Its:     Partner



                            PERKINS COIE LLC


                            By:     /s/ Hugh J. Totten
                                    ------------------------------
                                    Hugh J. Totten
                                    Its:     Partner